  As filed with the Securities and Exchange Commission on September 27, 1995

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ___________________


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________


                               TELXON CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                74-1666060
     (State of Incorporation)           (I.R.S. Employer Identification No.)


                  3330 WEST MARKET STREET, AKRON, OHIO  44333
                    (Address of Principal Executive Offices)


                              TELXON CORPORATION
                      1995 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

ROBERT F. MEYERSON                              ROBERT A. GOODMAN, ESQ.
Chairman and Chief Executive Officer            Goodman Weiss Miller Freedman
3330 West Market Street                         100 Erieview Plaza, 27th Floor
Akron, Ohio  44333                              Cleveland, Ohio 44114-1924
(216) 867-3700                                  (216) 696-3366
                                                (Agent to receive comments and
                                                 other communications)

           (Name, address and telephone number of agents for service)

                              ____________________

                                  CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                      Proposed            Proposed
      Title of                                        Maximum             Maximum
     Securities               Amount                 Offering            Aggregate          Amount of
       to be                  to be                   Price              Offering         Registration
     Registered            Registered(1)            Per Share(2)          Price(2)           Fee
- --------------------------------------------------------------------------------------------------------
Common Stock,              500,000 shares              $23.25           $11,625,000       $4,008.65
par value $.01

========================================================================================================

(1)      The subject shares of Common Stock of Telxon Corporation (the
         "Corporation" or the "Registrant") may be issued pursuant to the Registrant's 1995 Employee Stock Purchase Plan, as amended (the
         "Plan").  In accordance with Rule 416, this Registration
         Statement also relates to such presently indeterminate number of additional securities of the Registrant as may become issuable pursuant to the antidilution provisions of the Plan in the event of any stock splits, stock dividends or similar transactions specified in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), on the basis of the average of the high ($24.00) and low ($22.50) prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market's National Market on September
         21, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not required to be filed with the Commission.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are incorporated in this Registration Statement by reference:

                 (a) The Annual Report of Telxon Corporation (the "Corporation" or the "Registrant") on Form 10-K for the year ended March 31, 1995.

                 (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

                 (c) The description of the Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" in the Registration Statement on Form 8-A filed by the Corporation with respect to its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by Amendment No. 1 thereto filed under cover of a Form 8.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being offered pursuant to this Registration Statement has been passed upon for the Corporation by the law firm of Goodman Weiss Miller Freedman. Certain attorneys of such firm, in the aggregate, own 10,440 shares, and have options to acquire an additional 108,500 shares, of the Corporation's Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, under which law the Registrant is incorporated, grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The provisions governing the indemnification by the Registrant of its directors, officers, employees and agents are set forth in Article ELEVENTH of the Registrant's Restated Certificate of Incorporation.

         Paragraph A of Article ELEVENTH provides in part as follows:

                 A. The Corporation (1) shall indemnify any person who is or was a director or officer of the Corporation, and (2) may, in the discretion of the Board of Directors, indemnify any person who is or was an employee or agent of the Corporation, where such director, officer, employee or agent was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Paragraphs B, C, D and E of Article ELEVENTH provide as follows:

                 B. The Corporation (1) shall indemnify any person who is or was a director or officer of the Corporation, and (2) may, in the discretion of the Board of Directors, indemnify any person who is or was an employee or agent of the Corporation, where such director, officer, employee or agent was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph A or B of this Article ELEVENTH, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 D. Any indemnification under Paragraph A or B of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraph A and B of this Article ELEVENTH. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

         Paragraph F of Article ELEVENTH provides in part as follows:

                 F. The indemnification and advancement of expenses provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Registrant maintains and pays the premium on contracts insuring the Registrant (with certain exclusions) against any liability to directors and officers it may incur under the above indemnity provisions and insuring each director and officer of the Registrant (with certain exclusions) against liability and expense, including legal fees, which he may incur by reason of his relationship to the Registrant, even if the Registrant does not have the obligation or right to indemnify him against such liability or expense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION S-K).

         *4.1 Portions of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 2(a) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference) pertaining to the rights of holders of Registrant's Common Stock.

         *4.2 Portions of the Amended and Restated By-laws of the Registrant, as amended (filed as Exhibit 2(b) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to
                 Section 12(g) of the Exchange Act and incorporated herein by reference), pertaining to the rights of holders of Registrant's Common Stock.

         *4.3 Text of form of Certificate for the Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1995 and incorporated herein by reference.

         *4.4 Form of Rights Agreement, dated as of August 25, 1987, between the Registrant and Ameritrust Company National Association, as Rights Agent, filed as Exhibit 2(c) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference.

         *4.5    Form of Rights Certificate (included as Exhibit A to the
                 Rights Agreement included as Exhibit 4.4 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the text of which and description thereof are included as Exhibit 4.3 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of the Registrant's Common Stock as of the close of business on the Distribution Date.

        **5.1    Opinion of Goodman Weiss Miller Freedman.

       **23.1    Consent of Coopers & Lybrand L.L.P.

       **23.2    Consent of Goodman Weiss Miller Freedman (incorporated into
                 Exhibit 5.1 hereto).

       **24.1 Power of Attorney executed by the directors and principal officers of the Registrant.

__________________

*Previously filed.
**Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A.      The undersigned Registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                      (i)         to include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs A.1(i) and A.1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on September 26, 1995.

                                        TELXON CORPORATION


                                        By /s/ Robert F. Meyerson
                                          ------------------------------
                                        Robert F. Meyerson, Chairman and
                                          Chief Executive Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

        NAME                            TITLE                     DATE
        ----                            -----                     ----

*   Richard J. Bogomolny            Director                  September 26, 1995
- ----------------------------
Richard J. Bogomolny



*   John H. Cribb                   Vice Chairman of the      September 26, 1995
- ----------------------------        Board and Director
John H. Cribb



/s/ Gerald J. Gabriel               Corporate Controller      September 26, 1995
- ----------------------------        (principal accounting
Gerald J. Gabriel                   officer)



*   Robert A. Goodman               Director                  September 26, 1995
- ----------------------------
Robert A. Goodman



/s/ Kenneth W. Haver                Senior Vice President     September 26, 1995
- ----------------------------        of Finance and
Kenneth W. Haver                    Administration,
                                    Chief Financial Officer
                                    (principal financial
                                    officer) and Treasurer



/s/ Robert F. Meyerson              Chairman of the Board,    September 26, 1995
- ----------------------------        Chief Executive
Robert F. Meyerson                  Officer (principal
                                    executive officer)
                                    and Director



*   William J. Murphy               President, Chief          September 26, 1995
- ----------------------------        Operating Officer
William J. Murphy                   and Director



*   Raj Reddy                       Director                  September 26, 1995
- ----------------------------
Raj Reddy



*   Norton W. Rose                  Director                  September 26, 1995
- ----------------------------
Norton W. Rose





___________________________

  *The undersigned does hereby sign this Registration Statement on behalf of the above persons pursuant to the power of attorney duly executed and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto, all in the capacities indicated on this 26th day of September 1995.



                                        By:  /s/ Robert F. Meyerson
                                           ----------------------------------
                                           Robert F. Meyerson, Attorney-in-Fact

                               INDEX TO EXHIBITS

                 EXHIBIT NUMBER (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION
                 ---------------------------------------------------------------
                 S-K) AND DESCRIPTION
                 --------------------

       *                  4.1     Portions of the Restated Certificate of
                                  Incorporation of the Registrant (filed as Exhibit 2(a) to Amendment No. 1 to the
                                  Registration Statement on Form 8-A filed by the Registrant with respect to its Common
                                  Stock pursuant to Section 12(g) of the
                                  Exchange Act and incorporated herein by
                                  reference) pertaining to the rights of
                                  holders of Registrant's Common Stock.

       *                  4.2     Portions of the Amended and Restated By-laws
                                  of the Registrant, as amended (filed as
                                  Exhibit 2(b) to Amendment No. 1 to the
                                  Registration Statement on Form 8-A filed by the Registrant with respect to its Common
                                  Stock pursuant to Section 12(g) of the
                                  Exchange Act and incorporated herein by
                                  reference), pertaining to the rights of
                                  holders of Registrant's Common Stock.

       *                  4.3     Text of form of Certificate for the
                                  Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, filed as Exhibit
                                  4.2 to the Registrant's Quarterly Report on
                                  Form 10-Q filed for the quarter ended June 30, 1995 and incorporated herein by reference.

       *                  4.4     Form of Rights Agreement, dated as of August
                                  25, 1987, between the Registrant and
                                  Ameritrust Company National Association, as
                                  Rights Agent, filed as Exhibit 2(c) to
                                  Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to
                                  Section 12(g) of the Exchange Act and
                                  incorporated herein by reference.

       *                  4.5     Form of Rights Certificate (included as
                                  Exhibit A to the Rights Agreement included as
                                  Exhibit 4.4 to this Registration Statement).
                                  Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common
                                  Stock (the text of which and description thereof are included as Exhibit 4.3 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights
                                  Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of the Registrant's Common Stock as of the close of business on the Distribution Date.

         **               5.1     Opinion of Goodman Weiss Miller Freedman.

         **               23.1    Consent of Coopers & Lybrand L.L.P.

         **               23.2    Consent of Goodman Weiss Miller Freedman
                                  (incorporated into Exhibit 5.1 hereto).

         **               24.1    Power of Attorney executed by the directors
                                  and principal officers of the Registrant.

_________________________

         *Previously filed.
         **Filed herewith.